Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(i) Registration Statement (Form S-3 Nos. 333-70111, 333-30394, 333-68828, 333‑62434, 333-126058, 333-202320, 333-208621 and 333-211945) of SL Green Realty Corp. and in the related Prospectuses;
(ii) Registration Statement (Form S-8 Nos. 333-61555, 333-87485, 333-89964, 333-127014, 333-143721, 333-189362, and 333-212108) pertaining to the Stock Option and Incentive Plans of SL Green Realty Corp., and
(iii) Registration Statement (Form S-8 No. 333-148973) pertaining to the 2008 Employee Stock Purchase Plan of SL Green Realty Corp.,
of our reports dated February 21, 2017 with respect to the consolidated financial statements and schedules of SL Green Realty Corp and the effectiveness of internal control over financial reporting of SL Green Realty Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP
New York, New York
February 21, 2017